UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2020

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	82-3008583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 9, 2020, Open Lending Corporation, a Delaware corporation (the “Company”), announced the extension of the previously announced redemption date with respect to the Company’s outstanding warrants that were issued under the Warrant Agreement, dated as of January 9, 2018, by and among Nebula Acquisition Corporation and American Stock Transfer & Trust Company, LLC, as warrant agent, as assigned to the Company, pursuant to that certain Assignment, Assumption and Amendment of Warrant Agreement, dated as of June 10, 2020. As a result of this extension, holders of the outstanding warrants have until 5:00 p.m. New York City time on October 13, 2020 to purchase fully paid and non-assessable shares of the Company’s common stock underlying such warrants, at the exercise price of $11.50 per share.

A copy of the Notice of Extension of Redemption Date is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the Notice of Extension of Redemption Date attached hereto as Exhibit 99.1 constitutes an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice of Extension of Redemption Date, dated October 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer

Date: October 9, 2020

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